   Exhibit 4.18

CONSENT TO INCREASED CAPITAL EXPENDITURES

This CONSENT TO INCREASED CAPITAL EXPENDITURES (this “Consent”) is dated as of June    , 2004 and is by and among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation (“Holding”), EARLE M. JORGENSEN COMPANY, a Delaware corporation (“Borrower”) the financial institutions party to the Credit Agreement (each a “Lender” and, collectively, “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Holding, Borrower, Lenders, Agent and Deutsche Bank Securities, Inc., as Lead Arranger and Sole Book Runner, have entered into that certain Second Amended and Restated Credit Agreement dated as of March 3, 1993, amended and restated as of March 24, 1998 and further amended and restated as of April 12, 2002 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement); and

WHEREAS, Borrower has requested that Agent and the Lenders consent to an increase in the amount of permitted Capital Expenditures in fiscal year 2005; and

WHEREAS, Agent and the Lenders are, on the terms and conditions set forth herein, willing to grant such consent.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon execution and delivery hereof by Holding, Borrower, Agent and Required Lenders, the parties to the Credit Agreement hereby agree as follows:

AGREEMENT

Section 1.              CONSENT

Effective upon the Consent Effective Date (as defined in Section 2 below), Agent and Lenders hereby consent to an increase in the Capital Expenditures permitted by Section 8.4 of the Credit Agreement to $20,000,000 for the fiscal year beginning April 1, 2004, in addition to any “excess” available under the proviso contained in such Section 8.4.

Section  2.             CONDITIONS TO EFFECTIVENESS

This Consent shall become effective (the date of satisfaction of the following condition being referred to herein as the “Consent Effective Date”) upon the execution and delivery to Agent of a counterpart hereof by Holding and Borrower, the Required Lenders and Agent; provided, however, that Holding, Borrower and/or any Lender may deliver its counterpart signature page hereto by telecopy to Agent or Agent’s counsel, which delivery shall be binding on Holding, Borrower and/or such Lender. Holding, Borrower and any such Lender delivering the signature page by telecopy shall promptly provide Agent or Agent’s counsel with an adequate number (as determined by Agent) of originally executed signature pages hereto..

Section 3.	MISCELLANEOUS PROVISIONS

3.01 Effect on and Ratification of the Credit Agreement and Credit Documents.

A.            The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a modification or waiver of any provision of the Credit Agreement or of any right, power or remedy of Agent or any Lender under the Credit Agreement.

B.            As specifically modified hereby, the Credit Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.02        Headings.   Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose or be given any substantive effect.

3.03        Counterparts.    This Consent may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.   Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of an executed original hereof.

3.04        Applicable Law.   THIS CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICT OF LAWS.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Consent to Increased Capital Expenditures has been duly executed on behalf of each of the undersigned as of the date first written above.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	VP & CFO

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	VP & CFO

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:	/s/ Albert Fischetti
	Name:	ALBERT FISCHETTI
	Title:	DIRECTOR

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Albert Fischetti
	Name:	ALBERT FISCHETTI
	Title:	DIRECTOR

THE CIT GROUP/BUSINESS CREDIT, INC. as a Lender

By:	/s/ Renee Singer
	Name:	RENEE SINGER
	Title:	VICE PRESIDENT, TEAM LEADER

CONGRESS FINANCIAL CORPORATION as a Lender

By:	/s/ Herbert C. Korn
	Name:	Herbert C. Korn
	Title:	VP

BANK OF AMERICA BUSINESS CAPITAL (as successor to Fleet Capital Corporation), as a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL (formerly known as Foothill Capital Corporation), as a Lender

By:	/s/ Dennis King
	Name:	Dennis King
	Title:	Vice President

GMAC COMMERCIAL CREDIT, LLC, as a Lender

By:	/s/ Daniel L. Murray
	Name:	Daniel L. Murray
	Title:	First Vice President

LA SALLE NATIONAL BANK, as a Lender

By:	/s/ Wayne D. Hillock
	Name:	Wayne D. Hillock
	Title:	SVP

MANUFACTURERS BANK, as a Lender

By:	/s/ Tom Larson
	Name:	TOM LARSON
	Title:	VICE PRESIDENT

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ Matthew Van Steenhuvse
	Name:	Matthew Van Steenhuvse
	Title:	Senior Vice President